Exhibit 10.11

ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE
AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of May 7, 2007, with reference to that certain Lease dated as of November 28, 2005, as amended by that certain First Amendment to Lease dated as of October 25, 2006 (collectively, and as the same may have been further amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by REDPOINT BIO CORPORATION, a Delaware corporation (“Tenant”), as successor-in-interest to Linguagen Corporation, in favor of BMR-7 GRAPHICS DRIVE LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1.             Tenant accepted possession of the Premises on May 7, 2007.

2.             The visible portions of the Premises are in good order, condition and repair except as indicated on that certain punch list prepared by Architecture Plus dated April 26, 2007, and that certain punchlist prepared by Becht Engineering dated April 27, 2007.

3.             The Tenant Improvements required to be constructed by Landlord under the Lease have been substantially completed, except for items indicated on the punch list referenced in Section 2 above.

4.             All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied; and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises.

5.             In accordance with the provisions of Section 4.2 of the Lease, the Term Commencement Date is May 7, 2007, and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Lease Expiration Date shall be May 31, 2017.

6.             The Lease is in full force and effect, and that the same represents the entire agreement between Landlord and Tenant concerning the Premises.

7.             Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

8.             The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on May 7, 2007.

9.             The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of May 7, 2007.

BMR-7 GRAPHIC DRIVE LLC, a Delaware limited liability company

By:	/s/ Gary A. Kreitzer
Name:	Gary A. Kreitzer
Title:	Executive V.P.

RED POINT BIO CORPORATION, a Delaware company

By:	/s/ Scott Horvitz
Scott Horvitz
Chief Financial Officer